EXHIBIT 16
                        LeGLUE & COMPANY, CPAs
                     (A Professional Corporation)


     Securties and Exchange Commission
     Washington, D. C.  20549

     Gentlemen:

          We were previously principal accountants for Sterling Sugars, Inc. and on September 11, 1998, we reported on the financial statements of Sterling Sugars, Inc. as of and for the six months ended July 31, 1998. We were notified on March 5, 1999 that the Board of Directors in their meeting of February 8, 1999 dismissed us as principal accountants of Sterling Sugars, Inc. We have read Sterling Sugars, Inc. statements included under Item 4 of its Form 8-K dated March 8, 1999 and we agree with such statements.

                                             Very truly yours,

                                             LeGlue & Company, CPAs

                                             /s/ LeGlue & Company
                                             (A Professional Corporation)

     New Orleans, La.
     March 8, 1999